Advanced BioMedical Technologies Inc.-10ka

Exhibit 10.1

Loan / Advance Agreement (English Translation)

TTD/MA/L1105-01

Lender:	TITAN TECHNOLOGY DEVELOPMENT LIMITED
Address:	1903 HING YIP COMMERCIAL CENTRE,272 DES VOEUX ROAD CENTRAL, HONG KONG. (Hong Kong Company Registration No.: 718332)

Borrower:	MASTERISE HOLDINGS LIMITED
Address:	Room 304 Dominion Centre,43 Queen’s Road East, Wanchai, Hong Kong. (BVI Company Registration No.:1408652)

Borrower is the controlling shareholder of Shenzhen Changhua Biomedical Engineering Co. Ltd., approved by Shenzhen Bureau of Trade and Industry’s permit, February 25, 2008 (2008) No. 0539 and Guangdong Shenzhen Joint Venture Permit (2008) No. 0008. Shenzhen Changhua Biomedical Engineering Co., Ltd. is a company engaged in research and development and production of biodegradable medical materials. Borrower merged with Advanced Biomedical Technologies, INC. (“ABMT”) a Nevada incorporated company in 2008. Lender is a major shareholder of ABMT.

1)
Loan /Advance:
Lender agrees to advance to Borrower’s subsidiary Shenzhen Changhua Biomedical Engineering Co., Ltd. (Changhua) the total amount of USD130,000 - (One Hundred and Thirty Thousand US dollars).

Borrower accepts that Lender may send the total amount in several advances using different financial institutions, associated companies or individuals that is appointed by Lender.

2)	Use of Proceed: For Changhua’s R&D, Clinical Trial, GMP Facilities Upgrading and Operation Expenses.

3)
Interest Rate: If the advance is repaid fully within 3 months, there will be no interest charged on the advance; otherwise the advance will become a loan which will bear an annual interest rate of seven percent (7%).

4)	Loan Repayment period: 12 months

5)
Repayment:
Debt maturity: after 12 months, Borrower will repay Lender the total amount of loan plus interest.

Outstanding loan: after 6 months, Lender may demand the return of part of the loan plus interest occurred.

6)	Repayment Methods and Repayment Source Repayment Methods: cash or securities; Repayment Source: banks and securities firms.

7)
Warranty:
Borrower and its subsidiary guarantee that the loan / advance will be used for the purposes stipulated in this agreement and the fund may not be used for other purposes or illegal activities;

Borrower will return the loan / advance within the terms stipulated in this agreement;

Borrower and its subsidiary agree to accept the supervision of Lender on the use of proceed provided under this agreement.

8)
Miscellaneous

This Agreement may not be amended or modified except by a writing executed by each of the parties.  Neither party shall assign (including the engagement of subcontractors) any of its rights or obligations under this Agreement without the prior written consent of the other party. The provisions of this Agreement, including without limitation the obligation to make loan and interest repayments, shall be binding on Borrower, its Parent Company, its successors and assigns.  All terms of this Agreement, which by their nature extend beyond its termination, shall remain in effect until fulfilled, and shall apply to the respective successors and assigns of the parties;

This Agreement, including all controversies arising from or relating to performance under this Agreement, shall be governed by and construed in accordance with the laws of the People’s Republic of China. Venue for any action or dispute arising from or relating to this Agreement shall conclusively lie in the People’s Courts located in Shenzhen, Guangdong Province. Each party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens.

Lender:	TITAN TECHNOLOGY DEVELOPMENT LIMITED
Signature:
Name and Title:

Borrower:	MASTERISE HOLDINGS LIMITED
Signature:
Name and Title:

Note: If there is any inconsistency or ambiguity between the English translation and the Chinese version, the Chinese version shall prevail.